                                                                     Exhibit l.3
BELL, BOYD & LLOYD LLC
                                              Three First National Plaza
                                              70 West Madison Street, Suite 3300
                                              Chicago, Illinois 60606-4207
                                              312.372-1121   Fax 312.372-2098

                                              Offices in Chicago and
                                              Washington D.C.

                                       June 26, 2002

     As counsel for Nuveen Quality Preferred Income Fund (the "Registrant"), we consent to the incorporation by reference of our opinion, filed with Pre-effective Amendment No. 3 to the Registrant's Registration Statement on Form N-2 (File No. 333-87040 and 811-21082) on May 23, 2002.

     In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                       Very truly yours,

                                       /s/ Bell, Boyd & Lloyd LLC